Exhibit 99.1

NEWS RELEASE

Gray Television Closes Quincy Acquisition

Atlanta, Georgia – August 2, 2021. . . Gray Television, Inc. (NYSE: GTN) announced today that it has completed its acquisition of Quincy Media, Inc. (“QMI”) and its divestment of ten QMI stations in the seven Gray/QMI overlap markets to Byron Allen’s Allen Media Broadcasting, LLC (“Allen Media”). As a result of these transactions, Gray has become the owner of 12 additional local television stations serving eight new markets as well as WGEM(AM)/FM in Quincy, Illinois.

Gray now owns television stations serving 102 television markets that collectively reach 25.4 percent of US television households, including the number-one ranked television station in 76 markets and the first and/or second highest ranked television station in 93 markets according to Comscore’s average all-day ratings for calendar year 2020.

          Upon the anticipated completion of Gray’s acquisition of Meredith Corporation (“Meredith”) later this year, Gray will become the owner and operator of Meredith’s 17 local television stations across 12 local markets. At that time, Gray will become the nation’s second largest television broadcaster, with a portfolio of television stations serving 113 local markets reaching approximately 36 percent of US television households. The Meredith transaction is subject to approval by Meredith’s shareholders and customary closing conditions and regulatory approvals, including certain consents necessary to effectuate the spin-off of Meredith’s National Media Group immediately prior to closing.

The QMI transaction and, upon completion, the Meredith transaction will enhance Gray’s position as the largest owner of top-rated local television stations and digital assets in the country. On a pro forma basis, Gray’s portfolio will include 79 markets with the top-rated television station and 101 markets with the first and/or second highest rated television station according to Comscore’s audience measurement data.

Gray Contacts

Web site: www.gray.tv

Jim Ryan, Executive Vice President and Chief Financial Officer, 404-504-9828

Kevin P. Latek, Executive Vice President, Chief Legal and Development Officer, 404-266-8333

4370 Peachtree Road, NE, Atlanta, GA 30319 | P 404.504.9828 F 404.261.9607 | www.gray.tv

Forward-Looking Statements:

This press release contains certain forward looking statements that are based largely on Gray’s current expectations and reflect various estimates and assumptions by Gray. These statements are statements other than those of historical fact, and may be identified by words such as “estimates”, “expect,” “anticipate,” “will,” “implied,” “assume” and similar expressions. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward looking statements. Such risks, trends and uncertainties, which in some instances are beyond Gray’s control, include Gray’s ability to complete its pending acquisition of Meredith or other pending transactions on the terms and within the timeframe currently contemplated, any material regulatory or other unexpected requirements in connection therewith, and other future events. Gray is subject to additional risks and uncertainties described in Gray’s quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the “Risk Factors,” and management’s discussion and analysis of financial condition and results of operations sections contained therein, which reports are made publicly available via its website, www.gray.tv. Any forward-looking statements in this communication should be evaluated in light of these important risk factors. This press release reflects management’s views as of the date hereof. Except to the extent required by applicable law, Gray undertakes no obligation to update or revise any information contained in this communication beyond the date hereof, whether as a result of new information, future events or otherwise.

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